CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Ritar Power Corp.

We hereby consent to the use of our report dated March 27, 2008, with respect to the financial statements of China Ritar Power Corp. in the Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be filed on or about June 24, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
June 24, 2008